EXHIBIT (11)

              STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                  NALCO CHEMICAL COMPANY AND SUBSIDIARIES


                                Three Months Ended          Six Months Ended
(Amounts in thousands,                  June 30                 June 30
except per share data)                1994    1993          1994        1993
Primary

   Average shares outstanding   68,595       69,066         68,744    69,333

   Net effect of dilutive stock options
   and shares contingently issuable -
   based on the treasury stock method
   using average market price      532          764             581       796

       TOTALS                   69,127       69,830          69,325    70,129

   Earnings before extraordinary loss and
   effect of accounting change $33,128      $38,052         $66,933   $73,141

   Extraordinary loss from retirement of
   debt, net of taxes                -            -               -   (10,600)

   Cumulative effect of change in accounting
   for postretirement benefits other than
   pensions, net of taxes            -            -               -   (56,462)

   Net earnings                 33,128        38,052         66,933     6,079

   Preferred stock dividends -
   net of taxes                 (2,756)       (2,823)        (5,520)   (5,652)

   Net earnings to common
   shareholders                $30,372       $35,229         $61,413   $   427

   Per share amounts

   Earnings before extraordinary loss and
   effect of accounting change $   .44       $   .50          $  .89   $   .96

   Extraordinary loss from retirement
   of debt, net of taxes             -             -               -     (.15)

   Cumulative effect of change in accounting
   for postretirement benefits other than
   pensions, net of taxes            -             -               -     (.80)

   Net earnings to common
   shareholders                 $  .44       $   .50         $   .89   $   .01
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                  STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                      NALCO CHEMICAL COMPANY AND SUBSIDIARIES


                             Three Months Ended          Six Months Ended
(Amounts in thousands,           June 30                      June 30
except per share data)       1994         1993            1994          1993

Fully diluted

   Average shares
   outstanding                68,595      69,066         68,744        69,333

   Average dilutive effect of
   assumed conversion of ESOP
   Convertible Preferred
   shares                      8,136       8,197           8,144        8,206

   Additional shares assuming exercise
   of dilutive stock options and shares
   contingently issuable-based on the
   treasury stock method using the
   quarter-end market price, if higher
   than average market price     532         773              581         796

       TOTALS                 77,263      78,036           77,469      78,335

   Earnings before extraordinary loss
   and effect of accounting
   change                    $33,128     $38,052          $66,933     $73,141

   Extraordinary loss from retirement
   of debt, net of taxes           -           -                -     (10,600)

   Cumulative effect of change in
   accounting for postretirement benefits
   other than pensions, net of
   taxes                           -           -                 -    (56,462)

   Net earnings               33,128       38,052           66,933      6,079

   Additional ESOP contribution resulting
   from assumed conversion,
   net of taxes               (1,212)      (1,316)          (2,503)   (2,714)

   Tax adjustment on assumed
   common dividends             (169)        (535)            (348)     (408)

   Net earnings applicable to
   common shareholders       $31,747      $36,201           $64,082   $ 2,957

   Per share amounts


   Earnings before extraordinary loss
   and effect of accounting
   change                    $   .41      $   .46            $  .83   $   .89

   Extraordinary loss from retirement
   of debt, net of taxes           -            -                 -      (.13)
   Cumulative effect of change in accounting
   for postretirement benefits other than
   pensions, net of taxes          -            -                 -      (.72)

   Net earnings to common
   shareholders              $   .41      $   .46           $   .83     $  .01


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